UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2014

Glori Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35602	46-4527741

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4315 South Drive Houston, Texas		77053

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 237-8880

Glori Acquisition Corp.

3 Azrieli Center (Triangle Tower) 42nd Floor
Tel Aviv, Israel, 67023

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

USE OF CERTAIN TERMS

As further set forth in this Form 8-K and unless otherwise indicated or where the context otherwise requires:

•	references to “we,” “us,” “our,” “company” or “our company” refer to Infinity Corp. prior to the Business Combination and Glori Energy following the Business Combination;

•	references to “Bbl” refer to one stock tank barrel of 42 U.S. gallons liquid volume used herein in reference to crude oil, condensate or NGLs;

•	references to “Boe” refer to one barrel of oil equivalent, calculated by converting natural gas to oil equivalent barrels at a ratio of six Mcf of natural gas to one Bbl of oil;

•	references to the “Business Combination” refer to the Redomestication together with the Transaction Merger;

•	references to the “Business Combination Deadline” refer to April 25, 2014;

•	references to the “Closing” mean the consummation of the Business Combination in accordance with the Merger Agreement;

•	references to “Common Stock” and “Infinity Acquisition Warrants” refer to securities of Infinity Acquisition;

•	references to “Companies Act” refer to the BVI Business Companies Act, 2004 of the British Virgin Islands;

•	references to the “DGCL” refer to the Delaware General Corporation Law, as amended

•	references to the “First Merger Agreement Amendment” refer to the First Amendment to the Merger Agreement, dated February 20, 2014;

•	references to “Founder Shares” refer to the Ordinary Shares held by our Sponsors, officers and directors that were issued prior to the initial public offering of Infinity Corp.;

•	references to an “FPI” or “FPI status” refer to a foreign private issuer as defined by and determined pursuant to Rule 3b-4 of the Exchange Act;

•	references to “Glori” refer to Glori Energy Technology Inc., a Delaware corporation formerly known as Glori Energy Inc., and its subsidiaries, unless the context otherwise indicates, and the post-Transaction Merger subsidiary of Infinity Acquisition;

•	references to “Glori Energy” or “Infinity Acquisition” refer to Glori Energy Inc., a Delaware corporation formerly known as Glori Acquisition Corp.;

•	references to “gross acres” or “gross wells” refer to the total acres or wells, as the case may be, in which a Working Interest is owned;

•	references to “Infinity Corp.” refer to Infinity Cross Border Acquisition Corporation, a British Virgin Islands business company with limited liability and, prior to the Redomestication Merger, the parent company of Infinity Acquisition;

•	references to the “Infinity Funds” refers to Infinity I-China Fund (Cayman), L.P., Infinity I-China Fund (Israel), L.P., Infinity I-China Fund (Israel 2), L.P. and Infinity I-China Fund (Israel 3), L.P., each of which is a limited partnership; the general partner of each of the aforementioned funds is Infinity-CSVC Partners, Ltd., a Cayman Islands exempted company;

•	references to the “Initial Shareholders” refers to our Sponsors, officers and directors who were initially issued the Founder Share and their permitted transferees;

•	references to “Insider Warrants” refer to the EBC Warrants and the Sponsors Warrants;

•	references to the “INXB Representative” refer to Infinity-C.S.V.C. Management Ltd., in its capacity under the Merger Agreement as the INXB Representative;

•	references to the “memorandum and articles of association” refer to Infinity Corp.’s memorandum and articles of association, as amended;

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•	references to the “MBoe” refer to one thousand Boe;

•	references to the “Merger Agreement” refer to the Merger and Share Exchange Agreement dated January 8, 2014 by and among Infinity Corp., Infinity Acquisition, Merger Sub, the INXB Representative and Glori, as amended by the First Merger Agreement Amendment and the Second Merger Agreement Amendment;

•	references to “Merger Sub” refer to Glori Merger Subsidiary, Inc., a Delaware corporation and wholly owned subsidiary of Infinity Acquisition formed for the purpose of the Transaction Merger, which, is referred to in post-Transaction Merger periods as “Glori;”

•	references to “Net Revenue Interests” refer to a working interest owner’s gross working interest in production less the royalty, overriding royalty, production payment and net profit interests;

•	references to “Ordinary Shares,” “Infinity Corp. Warrants” and “Units” refer to securities of Infinity Corp.;

•	references to “proved reserves” refer to the estimated quantities of oil, natural gas and NGLs which geological and engineering data demonstrate with reasonable certainty to be commercially recoverable in future years from known reservoirs under existing economic and operating conditions;

•	references to “proved undeveloped reserves” or “PUDs” refer to proved reserves that are expected to be recovered from new wells on undrilled acreage or from existing wells where a relatively major expenditure is required for recompletion. Undrilled locations can be classified as having PUDs only if a development plan has been adopted indicating that such locations are scheduled to be drilled within five years, unless specific circumstances justify a longer time;

•	references to “Public Shares” refer to Ordinary Shares sold as part of the Units in the initial public offering (whether they were purchased in the offering or thereafter in the open market);

•	references to “public shareholders” refer to holders of Public Shares, including the Initial Shareholders and Infinity Corp. management team to the extent the Initial Shareholders and/or members of the management team hold Public Shares, provided that the Initial Shareholders and each member of management shall be considered a “public shareholder” only with respect to any Public Shares held by them;

•	references to “Public Warrants” refer to Infinity Corp. Warrants that were sold as part of the Units in Infinity Corp.’s initial public offering (whether they were purchased in the offering or thereafter in the open market);

•	references to the “Redomestication” refer to the merger of Infinity Corp. with and into Infinity Acquisition, with Infinity Acquisition surviving the merger;

•	references to “reserves” refer to estimated remaining quantities of oil and natural gas and related substances anticipated to be economically producible, as of a given date, by application of development projects to known accumulations. In addition, there must exist, or there must be a reasonable expectation that there will exist, the legal right to produce or a revenue interest in the production, installed means of delivering oil and natural gas or related substances to market and all permits and financing required to implement the project. Reserves should not be assigned to adjacent reservoirs isolated by major, potentially sealing, faults until those reservoirs are penetrated and evaluated as economically producible. Reserves should not be assigned to areas that are clearly separated from a known accumulation by a non-productive reservoir (i.e., absence of reservoir, structurally low reservoir or negative test results). Such areas may contain prospective resources (i.e., potentially recoverable resources from undiscovered accumulations);

•	references to the “Second Merger Agreement Amendment” refer to the Second Amendment to the Merger Agreement, dated March 19, 2014;

•	references to the “Securities Act” refer to the United States Securities Act of 1933, as amended, and references to the “Exchange Act” refer to the United States Securities Exchange Act of 1934, as amended;

•	references to “Share Tender Offer” refer to Infinity Corp.’s offer to purchase up to 4,750,000 of Infinity Corp.’s issued and outstanding Public Shares at a purchase price of $8.00 per Ordinary Share;

•	references to the “Sponsors” refers to the Infinity Funds and, from and after January 7, 2014, HH Energy Group, LP;

•	references to “Sponsors Warrants” refer to the Infinity Corp. Warrants to purchase an aggregate of 4,381,818 Ordinary Shares, each exercisable for one Ordinary Share at $7.00 per share, issued to the Sponsors (or their permitted transferees) in private placements that occurred simultaneous with the consummation of Infinity Corp.’s initial public offering, and Infinity Acquisition Warrants after the Business Combination;

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•	references to the “Transaction Merger” refer to the transaction immediately following the Redomestication, pursuant to which Merger Sub merged with and into Glori, with Glori surviving the merger;

•	references to “underwriters” refer to the underwriters of Infinity Corp.’s initial public offering;

•	references to “undeveloped acreage” refer to lease acreage on which wells have not been drilled or completed to a point that would permit the production of commercial quantities of oil and natural gas regardless of whether such acreage contains proved reserves ;

•	references to “Warrant Tender Offer” refer to the Infinity Funds’ offer to purchase up to 5,750,000 of Infinity Corp.’s issued and outstanding Public Warrants at a purchase price of $0.60 per Public Warrant;

•	references to “Working Interest” refer to the right granted to the lessee of a property to explore for and to produce and own natural gas or other minerals. The working interest owners bear the exploration, development and operating costs on either a cash, penalty or carried basis; and

•	all dollar amounts are in U.S. dollars.

Forward-Looking Statements

This Current Report on Form 8-K (this “Form 8-K”) contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements provide Glori Energy Inc.’s (the “Company” or “Infinity Acquisition”) current expectations or forecasts of future events. Forward-looking statements include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Words or phrases such as “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “will” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. Examples of forward-looking statements in this 8-K include, but are not limited to, statements regarding our disclosure concerning the Company’s proposed operations, cash flows, financial position and dividend policy.

Forward-looking statements appear in a number of places in this Form 8-K including, without limitation, in the sections entitled “Management’s Discussion and Analysis of Financial Conditions and Results of Operations of Infinity Corp.,” “Infinity Corp. Business,” “Management’s Discussion and Analysis of Financial Conditions and Results of Operations of Glori” and “Glori Business.” Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in “Risk Factors” in this Form 8-K. Accordingly, you should not rely on these forward-looking statements, which speak only as of the date of this Form 8-K. We undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this Form 8-K or to reflect the occurrence of unanticipated events except as required under the federal securities laws. You should, however, review the factors and risks the Company describes in the reports the Company will file from time to time with the SEC after the date of this Form 8-K.

Item 1.01 Entry into a Material Definitive Agreement.

In connection with the Business Combination, the Company consummated the transactions contemplated by certain material definitive agreements as described in the Prospectus associated with the Registration Statement on Form S-4 dated April 9, 2014 (the “Final Prospectus”), filed by the Company with the Securities and Exchange Commission (“SEC”), in the section entitled “Summary of the Prospectus – The Redomestication, Business Combination and Merger Agreement”, which disclosures are incorporated herein by reference. Disclosures in the Final Prospectus which are incorporated herein are set forth in Exhibit 99.5. Capitalized terms used herein but not defined have the meanings ascribed to them in the Final Prospectus.

In addition, on April 14, 2014, the Company and Glori entered into the Amendment and Assumption Agreement to the Glori Oil Limited 2006 Stock Option and Grant Plan (the “Option Plan Amendment”). The Option Plan Amendment provides, among other things, that the Company will assume all sponsorship and responsibility for the Glori Oil Limited 2006 Stock Option and Grant Plan including each option to purchase common stock of Glori that was outstanding and unexercised immediately prior to the Transaction Effective Time (as such term is defined in the Merger Agreement). Pursuant to the Option Plan Amendment, such options were converted as of the Transaction Effective Time into a right to acquire Common Stock, provided that no such option shall be exercisable prior to the one year anniversary of the Transaction Effective Time or sixty days after such option holder’s termination of employment or termination of service with the Company and its affiliates. The foregoing description of the Option Plan Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Option Plan Amendment, which is attached to this Current Report on Form 8-K as Exhibit 10.15 hereof and is incorporated herein by reference.

Further, on April 14, 2014, in connection with the Business Combination, the Company entered into Termination and Release Agreements with the optionholders of Glori. These Termination and Release Agreements set forth the terms of the conversion of the relevant optionholder’s options for Glori stock into options for Common Stock. A form of the Termination and Release Agreement is filed as Exhibit 10.18 to this Form 8-K and is incorporated herein by reference.

The information set forth in Item 5.02 is incorporated herein by reference.

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Item 2.01 Completion of Acquisition or Disposition of Assets.

On April 14, 2014 (the “Closing Date”), the Company consummated the previously announced Business Combination as contemplated by and in accordance with the Merger Agreement. In connection with the Business Combination, the Company changed its name from Glori Acquisition Corp. to Glori Energy Inc., and Glori changed its name from Glori Energy Inc. to Glori Energy Technology Inc.

Except as modified below in this Item 2.01, Business Combination and the transactions effected in connection therewith are more fully disclosed under the headings “Summary of the Prospectus – The Redomestication, Business Combination and Merger Agreement,” and “Description of the Combined Company’s Securities Following the Business Combination” contained in the Final Prospectus, which disclosures are incorporated herein by reference. The description of the terms of the Merger Agreement and the transactions effected in connection therewith is qualified in its entirety by reference to the complete text of the Merger Agreement, as amended, which is filed as Exhibits 2.1, 2.2 and 2.3 to this Form 8-K, and which is incorporated herein by reference.

On April 14, 2014, the Company issued a press release announcing that it had completed the Business Combination. A copy of the press release is attached hereto as Exhibit 99.6 and is incorporated by reference herein. On April 15, 2014, the Company’s Common Stock and warrants began trading under the ticker symbols “GLRI” and “GLRIW”, respectively. On February 24, 2014, Infinity Corp. received a written notice from The Nasdaq Capital Market (“Nasdaq”) indicating that Infinity Corp. was not in compliance with Listing Rule 5550(a)(3), which required Infinity Corp. to have at least 300 public holders of its ordinary shares for continued listing on the exchange. On March 26, 2014, Infinity Corp. submitted to Nasdaq a plan to regain compliance with the foregoing listing rule subsequent to the closing of the Business Combination, a copy of which is filed as Exhibit 99.7 to this Form 8-K. However, there is no assurance that Nasdaq will accept the plan.  If Nasdaq does not accept the plan, the Company, as the successor to Infinity Corp., will have the opportunity to appeal the decision in front of a hearings panel, which appeal would stay any delisting actions until the issuance of a decision by the panel. If the panel does not accept the plan, the Company’s securities will likely commence trading on the OTC Bulletin Board, which may adversely affect the liquidity and trading of the Company’s securities.

Prior to the Transaction Merger, the Company was a blank check company with no operations, formed as a vehicle for an acquisition of an operating business. The following information, which is required by Item 2.01(f) of Form 8-K, reflects the post-merger Company on a consolidated basis.

Business

The business of the Company is described in the Final Prospectus in the sections entitled “Summary of the Prospectus – The Parties”, “Summary of the Prospectus – the Redomestication, Business Combination and Merger Agreement”, “Glori Business”, and “Where You Can Find Additional Information,” each of which is incorporated herein by reference.

Risk Factors

The risks associated with the Company’s business are described in the Final Prospectus in the sections entitled “Summary Risk Factors”, “Risk Factors – Risk Factors Relating to Glori’s Business” and “Risk Factors – Risk Factors Relating to Glori’s Intellectual Property”, “Risk Factors – Environmental and Regulatory Risks” and “Risk Factors – Risk Factors Relating to the Business Combination”, each of which is incorporated herein by reference.

Management Discussion and Analysis of Financial Condition and Results of Operations

The sections in the Final Prospectus entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Glori” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Infinity Corp.” are incorporated herein by reference.

Off-balance sheet arrangements

At December 31, 2013, the Company did not have any off-balance sheet arrangements as defined in Item 303(a)(4) of Regulation S-K except as set forth below:

	Payments Due By Period (in thousands)
	Less			More
	Than			Than
Contractual Obligations	Total	1 Year	1-3 Years	3-5 Years	5 Years
Operating Lease Obligations (1)	$142	$137	$4	$1	$-
Asset Retirement Obligation (2)	305	-	217	-	88
Long-term debt (3)	5,270	3,499	1,771	-	-
Total	$5,717	$3,636	$1,992	$1	$88

(1)	Commitments for operating leases primarily relate to the lease of office and warehouse facilities in Houston, Texas and warehouse in Hazlett, Saskatchewan.

(2)	Relates to the Etzold field, net of accretion.

(3)	On June 11, 2012, Glori Energy Technology entered into a 3 year loan agreement that provides for a total lending commitment of $8 million. Glori Energy Technology has borrowed the full amount under the loan agreement. Monthly principal payments began in April 2013.

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Recently Issued Accounting Pronouncements

In February 2013, The Financial Accounting Standards Board, or the FASB, issued FASB ASU 2013-02 “Comprehensive Income (Topic 220) Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income.” The amendments in this update seek to obtain that objective by requiring an entity to report the effect of significant reclassifications out of accumulated other comprehensive income on the respective line items in net income if the amount being reclassified is required under U.S. generally accepted accounting principles (GAAP) to be reclassified in its entirety to net income. For other amounts that are not required under U.S. GAAP to be reclassified in their entirety to net income in the same reporting period, an entity is required to cross reference other disclosures required under U.S. GAAP that provide additional detail about these amounts. The amendment is effective prospectively for reporting periods beginning after December 15, 2012. For non-public entities, the amendments are effective prospectively for reporting periods beginning after December 15, 2013. Early adoption is permitted. The adoption of this pronouncement is not anticipated to have a material impact on the Company’s financial results or disclosures.

In July 2013 the FASB issued ASU 2013-11, “Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists,” which amends ASC 740, “Income Taxes.” This new guidance requires that a liability related to an unrecognized tax benefit be offset against a deferred tax asset for a net operating loss carryforward, a similar tax loss or a tax credit carryforward if certain criteria are met. The provisions of this update are effective for fiscal years, and interim periods within those years, beginning after December 15, 2013. Early adoption is permitted. The amendments should be applied prospectively to all unrecognized tax benefits that exist at the effective date. Retrospective application is permitted. The adoption of this pronouncement is not anticipated to have a material impact on the Company’s financial results or disclosures.

Properties

The sections of the Final Prospectus entitled “Glori Business – Glori’s Properties”, “Glori Business – Oil and Natural Gas Leases”, “Glori Business – Intellectual Property Portfolio” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Glori – Overview of Oil and Gas Operating Information” are incorporated herein by reference.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of the Company’s Common Stock immediately following the Business Combination by:

☐	each person known to be the beneficial owner more than 5% of the outstanding Common Stock;

☐	each of the Company’s officers and directors; and

☐	the executive officers and directors of the Company as a group.

Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to securities. Except as indicated by the footnotes below, the Company believes, based on the information furnished to it, that the persons and entities named in the table below have sole voting and investment power with respect to all Common Stock that they beneficially own, subject to applicable community property laws. All Common Stock subject to options or warrants exercisable within 60 days of the Closing are deemed to be outstanding and beneficially owned by the persons holding those options or warrants for the purpose of computing the number of shares beneficially owned and the percentage ownership of that person. They are not, however, deemed to be outstanding and beneficially owned for the purpose of computing the percentage ownership of any other person. The following table does not reflect record or beneficial ownership of the Company’s warrants for shares of the Company’s Common Stock.

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Subject to the paragraph above, percentage ownership of outstanding shares is based on 29,583,024 shares of Common Stock to be outstanding upon consummation of the Business Combination as of April 15, 2014. The table below takes into account: (i) that 2,351,533 Ordinary Shares were validly tendered pursuant to the Share Tender Offer; (ii) the issuance of 3,398,467 shares of Common Stock to Infinity Corp. shareholders in connection with the Redomestication (not including Founder Shares); (iii) the issuance of 23,584,557 shares of Common Stock as merger consideration to Glori stockholders and warrantholders in connection with the Transaction Merger; (iv) that no warrants or options were exercised or converted into Common Stock, (v) that the 1,437,500 Founder Shares were converted into 1,437,500 shares of Common Stock, subject to certain restrictions on transfer, (vi) that the 500,000 UPOs owned by the underwriters or their designees were converted into 100,000 shares of Common Stock, subject to certain restrictions on transfer, and (vii) that 1,062,500 shares of Common Stock were purchased through the PIPE Investment.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Approximate Percentage of Outstanding Ordinary shares
Thomas O. Hicks (3)	762,500	2.6%
HH Energy Group, LP (3)	762,500	2.6%
Mark Chess (1)	71,875	*
Rawoz Technology Company Ltd. (4)	4,186,475	14.2%
Oxford Bioscience Partners V L.P. (5)	4,196,221	14.2%
Malaysian Life Sciences Capital Fund Ltd. (6)	3,104,522	10.5%
GTI Glori Oil Fund I LP. (7)	2,823,913	9.5%
KPCB Holdings Inc. as nominee (8)	2,491,282	8.4%
Entities associated with Advantage Capital Partners (9)	2,381,568	8.1%
Gentry-Glori Energy Investment LLC and affiliates (11)	1,502,626	5.1%
Stuart M. Page (10)	91,455	*
John Clarke (10)	1,724	*
Mark Puckett (10)	1,724	*
Victor M. Perez (10)	100	*
Dr. Michael Pavia (10)	100	*
William M. Bierhaus II (10)	100	*
Kenneth E. Nimitz (10)	100	*
Thomas Holland (10)	100	*
Matthew Gibbs (10)(5)	4,196,221	14.2%
Dr. Ganesh Kishore (10)(6)	3,104,522	10.5%
Jonathan Schulhof (10)(7)	2,823,913	9.5%
Michael Schulhof (10)(7)	2,823,913	9.5%
Larry Aschebrook (10)	1,502,626	5.1%
Damon L. Rawie (10)(9)	2,381,568	8.1%
All directors and executive officers as a group (16 individuals)	17,762,541	60.0%

* Less than 1%

(1)	Mr. Chess’ business address is located at c/o Infinity-C.S.V.C. Management Ltd., 3 Azrieli Center (Triangle Tower), 42nd Floor, Tel Aviv, Israel, 67023.

(2)	[Intentionally Blank]

(3)	Mr. Hicks is the sole member and manager of HEP-INXB LLC, the sole general partner of HH Energy Group, LP, and may be considered to have beneficial ownership of the securities owned by such entity. Mr. Hicks disclaims beneficial ownership of any shares of Common Stock in which he does not have a pecuniary interest. Their business address is 100 Crescent Court, Suite 1200, Dallas, Texas 75201.

(4)	The business address of Rawoz Technology Company LTD. Is located at c/o H&J Corporate Service, Ocean Centre, Montagu Foreshore, East Bay Street, P.O. Box SS 19084, Nassau, Bahamas.

(5)	OBP Management V L.P. is the general partner of Oxford Bioscience Partners V L.P. (“Oxford”) and mRNA Fund V L.P. (“mRNA”). Oxford Bioscience Partners V L.P. owns 4,103,739 of the referenced shares and mRNA Fund V L.P. owns 92,482 of the referenced shares. Matthew Gibbs is a general partner of OBP Management V L.P. All such entities, Mr. Gibbs disclaims beneficial ownership of such shares except to the extent of their pecuniary interests in such shares. The business address of Oxford and mRNA is located at 222 Berkeley St., Suite 1650, Boston, MA, 02116.

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(6)	Malaysian Life Sciences Capital Fund Ltd. owns the shares. Malaysian Life Sciences Capital Fund Management Company Ltd. is the Manager of Malaysian Life Sciences Capital Fund Ltd. The following individuals comprise an Investment Committee of Malaysian Life Sciences Capital Fund Ltd.: Dr. Roger Wyse, Dr. Ganesh Kishore, En Amirul Fares Zahir, Rashidan Shah Abdul Rahim, Mr. Aditya Puri and Ms. Lim Su-san (alternate to Mr Aditya Puri).The members of the Investment Committee exercise shared voting and dispositive control over the shares held by Malaysian Life Sciences Capital Fund Ltd. Dr. Kishore is also the Chief Executive Officer of Malaysian Life Sciences Capital Fund Ltd. Each member of the Investment Committee disclaims beneficial ownership of the shares owned by Malaysian Life Sciences Capital Fund Ltd., except to the extent of the member’s pecuniary interest. The business address of Malaysian Life Sciences Capital Fund Ltd. Is located at 36-01, Level 36, Menara Dion, 27, Jalan Sultan Ismail, 50250 Kuala Lumpur, West Malaysia.

(7)	GTI Glori Oil Fund I L.P. owns 2,448,885 of the referenced shares. GTI Ventures LLC, which owns 375,028 of the referenced shares is the general partner of GTI Co-Investment L.P., which is the general partner of GTI Glori Oil Fund I L.P. GTI Holdings LLC is owned by Michael Schulhof and Jonathan Schulhof, who exercise voting and investment control over the referenced shares, and GTI Holdings LLC is the managing member of GTI Ventures LLC. All such entities, Michael Schulhof and Jonathan Schulhof disclaim beneficial ownership of such shares except to the extent of their pecuniary interests in such shares. The business address of GTI Glori Oil Fund I L.P. and GTI Ventures LLC is located at 540 Madison Avenue, 28th Floor, New York, NY, 10022.

(8)	Includes 2,223,980 shares of common stock beneficially owned by Kleiner Perkins Caufield & Byers XII, LLC, or KPCB XII; 34,616 shares of common stock beneficially owned by KPCB XII Founders Fund, LLC, or KPCB XII FF; and 232,686 shares of common stock beneficially owned by individuals and entities associated with Kleiner Perkins Caufield & Byers. All shares are held for convenience in the name of “KPCB Holdings, Inc. as nominee,” for the accounts of such individuals and entities who each exercise their own voting and dispositive power over such shares. The managing member of KPCB XII and KPCB XII FF is KPCB XII Associates, LLC (“KPCB XII Associates”). Brook H. Byers, L. John Doerr, Raymond J. Lane and Theodore E. Schlein, the managers of KPCB XII Associates, exercise shared voting and dispositive power over the shares directly held by KPCB XII and KPCB XII FF. The principal business address for all entities and individuals affiliated with Kleiner Perkins Caufield & Byers is 2750 Sand Hill Road, Menlo Park, California 94025.

(9)	1,238,074 shares will be distributed to Texas ACP Venture Partners I, LLC, of which Advantage Capital Texas Ventures GP, LLC is sole owner (“Advantage Texas Ventures”), 353,404 will be distributed to Texas ACP I, LP, of which ADVTG GP I, LLC is general partner, and 790,090 shares will be distributed to Texas ACP II, LP, of which ADVTG GP II, LLC is general partner. Mr. Steven T Stull and Mr. Damon L. Rawie own a majority of the voting equity interests in Advantage Texas Ventures and each general partner listed above, have voting and dispositive authority over the shares held indirectly by these entities and therefore beneficially own such shares. Each of Mr. Stull and Mr. Rawie disclaims beneficial ownership of the shares held by such entities, except to the extent of their respective pecuniary interest therein. The business address of all Advantage Capital Partners entities listed above is 5000 Plaza on the Lake, Suite 195, Austin, Texas 78476..

(10)	The business address of each of the individuals is located at c/o Glori Energy, Inc., 4315 South Drive, Houston, Texas, 77053.

(11)	910,256 shares will be distributed to Gentry-Glori Energy Investment LLC, 238,903 shares will be distributed to Gentry-Glori Energy Investment II LLC, 101,047 shares will be distributed to Gentry-Glori Energy Investment III LLC and 252,420 shares will be distributed to Gentry Technology Fund I, LLC. (collectively, “Gentry”). Larry Aschebrook is the founder and Chief Executive Officer of Gentry Financial Holding Group LLC, which wholly-owns Gentry Venture Management LLC. Gentry Venture Management LLC is the manager for Gentry and Larry Aschebrook is the manager of Gentry Venture Management LLC. Larry Aschebrook disclaims beneficial ownership of such shares except to the extent of his pecuniary interests in such shares. The business address of Gentry is located at 205 N. Michigan Ave., Suite 3770, Chicago, IL, 60601.

Directors and Executive Officers

Immediately after the Closing, the Company’s directors and executive officers are as follows, provided, however, that one of the directors to be appointed pursuant to the Merger Agreement has not yet been identified:

	Term
Name	Expires	Age	Position
Stuart M. Page	2016	50	President and Chief Executive Officer and Director
Victor M. Perez	N/A	60	Chief Financial Officer
Dr. Michael Pavia	N/A	57	Chief Technology Officer
William M. Bierhaus II	N/A	53	Senior Vice President of Business Development
Kenneth E. Nimitz	N/A	44	Senior Vice President of Operations
Thomas Holland	N/A	62	Senior Vice President of Acquisitions and Production
John Clarke	2016	60	Chairman of the Board
Larry Aschebrook	2015	35	Director
Mark Chess	2016	35	Director
Matthew Gibbs	2015	44	Director
Thomas O. Hicks	2016	67	Director
Dr. Ganesh Kishore	2015	59	Director
Mark Puckett	2016	61	Director
Damon L. Rawie	2015	44	Director
Jonathan Schulhof	2015	39	Director
Michael Schulhof	2015	70	Director

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The terms of office of the directors of the Company are staggered such that directors are generally elected to serve two-year terms, or until such director’s successor is elected and qualified, with one-half of such member’s term expiring each year. The term of a director expires at the annual meeting of shareholders held in the second year following their election, but directors whose terms of office expire may be re-elected.

The biographical information of each of the directors and executive officers is as set forth in the section of the Final Prospectus entitled “Directors, Executive Officers, Executive Compensation and Corporate Governance – Directors and Executive Officers after the Business Combination” and is incorporated herein by reference.

Executive Compensation

The information in the sections of the Final Prospectus entitled “Directors, Executive Officers, Executive Compensation and Corporate Governance – Post-Merger Compensation”, “Directors, Executive Officers, Executive Compensation and Corporate Governance – Director Compensation” and “Directors, Executive Officers, Executive Compensation and Corporate Governance – Compensation Committee” are incorporated herein by reference.

Certain Relationships and Related Transactions, and Director Independence

The information in the sections of the Final Prospectus entitled “Certain Relationships and Related Transactions – Certain Transactions of Infinity Corp.” and “Certain Relationships and Related Transactions – Certain Transactions of Glori” are incorporated herein by reference.

With the exception of Mr. Page, Mr. Aschebrook and Mr. Chess, each of the members of the board of directors of Infinity Acquisition meets the independence requirements of Nasdaq.

Prior to the Closing, certain of Infinity Corp.’s directors and officers had interests in the Business Combination that were different from, or in addition to, the interests of its shareholders, including:

•	If the proposed Business Combination was not completed by the Business Combination Deadline, Infinity Corp. would have been required to liquidate. In such event, the 1,437,500 Founder Shares held by the Sponsors, and the 4,381,818 Sponsors Warrants collectively owned by the Infinity Funds would have expired worthless. Such Founder Shares had an aggregate market value of $11.5 million based on the closing price of the Ordinary Shares of $8.00 on Nasdaq as of April 7, 2014. Such Sponsors Warrants had an aggregate market value of approximately $3.2 million based on the closing price of the Infinity Corp. Warrants of $0.72 on Nasdaq as of April 7, 2014. The Initial Shareholders purchased the 1,437,500 Founder Shares for an aggregate purchase price of $25,000, or approximately $0.022 per share, and the 4,381,818 Sponsors Warrants for an aggregate purchase price of approximately $2.2 million, or $0.50 per Sponsors Warrant.

•	Unless Infinity Corp. consummated the Business Combination, its officers, directors and Sponsors would not have received reimbursement for any out-of-pocket expenses incurred by them. As of the date of the Final Prospectus, Infinity Corp.’s officers, directors and Sponsors were entitled to $75,000 in reimbursable expenses. As a result, the financial interest of Infinity Corp.’s officers, directors and Sponsors or their affiliates could have influenced its officers’ and directors’ motivation in pursuing Glori as a target and therefore there may have been a conflict of interest when the directors and officers determined that the Business Combination was in Infinity Corp. shareholders’ best interests.

•	As of the date of the Final Prospectus, the Sponsors had made loans to Infinity Corp. in the aggregate amount of $500,000. In the event of liquidation, Infinity Corp. would not have been able to repay the loans to its Sponsors.

•	Infinity Corp.’s Sponsors had agreed that, if Infinity Corp. liquidated prior to the consummation of a business combination, they would be liable to ensure that the proceeds in the Trust Account are not reduced below $8.00 per share by the claims of target businesses or claims of vendors or other entities that are owed money by Infinity Corp. for services rendered or contracted for or products sold to it, subject to certain limitations.

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•	Upon the completion of the Business Combination with Glori, Mark Chess and Thomas O. Hicks, affiliates of Infinity Corp., were entitled to and are now serving as directors of the Company.

•	Upon the completion of the Business Combination, Infinity Corp.’s officers, directors or consultants were entitled to receive up to an aggregate of $400,000 as determined by Infinity Corp.’s board of directors. In the event of liquidation, Infinity Corp.’s officers and directors would not have received any such fees.

•	The exercise of Infinity Corp.’s directors’ and officers’ discretion in agreeing to changes or waivers in the terms of the transaction may have resulted in a conflict of interest when determining whether such changes or waivers were appropriate and in the best interests of Infinity Corp.’s shareholders.

Based on the foregoing, the directors and officers and their affiliates had a financial interest in consummating any business combination, thereby resulting in a conflict of interest. This could have influenced Infinity Corp.’s officers’ and directors’ motivation in pursuing Glori as a target and therefore there may have been a conflict of interest when the directors and officers determined that the Business Combination was in Infinity Corp. shareholders’ best interests.

Legal Proceedings

The information in the sections of the Final Prospectus entitled “Infinity Corp. Business — Legal Proceedings” and “Glori Business—Legal Proceedings” is incorporated herein by reference.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Prior to the Closing, Infinity Corp.’s Ordinary Shares, Infinity Corp. Warrants and Units were each quoted on Nasdaq, under the symbols “INXB,” “INXBW” and “INXBU,” respectively. Each Unit consisted of one Ordinary Share and one Infinity Corp. Warrant to purchase an additional Ordinary Share. Units commenced trading on July 20, 2012. Ordinary Shares and Infinity Corp. Warrants commenced trading on September 20, 2012. After the Closing, each Unit automatically converted into one share of Common Stock and one Infinity Acquisition Warrant. As of April 15, 2014, the Common Stock and the Infinity Acquisition Warrants are trading on Nasdaq under the ticker symbols “GLRI” and “GLRIW”, respectively.

The information in the section of the Final Prospectus entitled “Price Range of Securities and Dividends” is incorporated herein by reference.

The Company has no obligation or immediate plans to pay dividends to the holders of its Common Stock in the foreseeable future. The Company expects to retain future earnings, if any, for use in the operation and expansion of its business. Subject to the foregoing, the payment of cash dividends in the future, if any, will be at the discretion of our board of directors, will be paid out of funds legally available therefor, and will depend upon such factors as earnings levels, capital requirements, our overall financial condition and any other factors deemed relevant by our board of directors.

As of the Closing, there were approximately 60 holders of record of the Company’s Common Stock.

Sales of Unregistered Securities Prior to the Business Combination

Senior Secured First Lien Note

On March 14, 2014, Glori Energy Production Inc. entered into the Note Purchase Agreement with the purchasers listed on Schedule 1 thereto and with Stellus Capital Investment Corp. as administrative agent for the benefit of the purchasers. Glori Energy Production Inc. issued an aggregate of $18.0 million in face value senior secured first lien notes, due March 14, 2017, which were funded net of a 2% origination fee of $360,000. The notes bear interest at a varying per annum interest rate equal to LIBOR plus 1000 basis points. The notes are repayable quarterly, with $112,500 of principal due on the first day of each quarter, plus a percentage Glori Energy Production Inc.’s positive consolidated net cash flow for the preceding quarter, to the extent that such amount exceeds $112,500. The notes are secured by a lien on (a) all of the property of Glori Energy Production Inc. and any subsidiaries which may be formed and (b) all of the shares of Glori Energy Production Inc.’s common stock.

Second Lien Secured Term Note

On March 13, 2014, Glori Energy Technology issued a Second Lien Secured Term Note to E.W. Holdings Inc., in the face amount of $4.0 million, due March 14, 2016. The note bears interest at a rate of 12% per annum for the six months following the date of the note, and 20% per annum thereafter. The note must be prepaid 60 days after the earlier of the Closing or after the termination of the Merger Agreement, among other events. Such prepayment will be made at 110% of principal. This note is secured by the assets of Glori Energy Technology and Glori California Inc., and is subordinated to the Hercules Technology Growth Capital, Inc. debt.

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The PIPE Investment

On January 7, 2014, Infinity Corp. and Infinity Acquisition entered into a share purchase agreement with the Sponsors and other investors pursuant to which the Sponsors and the other investors collectively (i) agreed to purchase the Minimum Commitment necessary to ensure that Infinity Corp. met the $25.0 million minimum balance requirement set forth in the Merger Agreement, assuming that at least $8.0 million in cash remained in the Trust Account following the consummation of the Share Tender Offer, and (ii) were granted an option to purchase up to an additional $8.0 million of shares of Common Stock (above and beyond the Minimum Commitment) to increase their total investment to a maximum of $25.0 million, such additional investment to be used to provide additional working capital to Infinity Acquisition. The purchase price for the shares issued in the PIPE Investment was $8.00 per share. The PIPE Investment was consummated simultaneously with the closing of the Business Combination. The option to purchase additional shares in connection with the PIPE Investment will remain open until, and will be fully closed by April 29, 2014.

The January 2014 Notes

On January 8, 2014, Infinity Corp. borrowed, pursuant to certain non-interest bearing unsecured convertible promissory notes (the “Notes”), an aggregate of $500,000 from Infinity-C.S.V.C. Management Ltd., an affiliate of the Infinity Funds ($250,000) and HH Energy Group, LP, one of the Sponsors ($250,000), for the payment of various expenses in connection with the Business Combination and the Share Tender Offer. The Notes were due upon consummation of the Business Combination. The Notes were converted into warrants of the Company, at a price of $0.50 per warrant, that have identical terms to the Insider Warrants.

Issuance of Series C-1 Preferred Stock

Between April 30, 2013 and November 14, 2013, Glori sold an aggregate of 4,462,988 shares of series C-1 preferred stock at a price of $2.741 per share for gross proceeds of approximately $12.2 million. The table below sets forth the number of shares of series C-1 preferred stock sold to Glori’s directors, executive officers and 5% stockholders and their affiliates, and the number of shares of and value of Common Stock received by such persons following the Closing in exchange for their shares, dividends and warrants relating to the series C-1 preferred stock. As a result of the amendment of Glori’s certificate of incorporation in connection with the issuance of Glori’s series C-2 preferred stock, Glori’s series C-1 preferred stock was entitled to a conversion ratio of approximately 2 to 1.

Investor	Number of shares of Series C-1 preferred stock	Aggregate purchase price	Number of shares of Common Stock received at Closing (6)	Value of Common Stock received at Closing
GTI Ventures LLC (1)	18,241	$49,999	12,104	$96,830
Oxford Bioscience Partners V L.P. (2)	364,830	$999,999	242,090	$1,936,723
Rawoz Technology Company Ltd.	1,094,491	$3,000,000	726,272	$5,810,174
Malaysian Life Sciences Capital Fund Ltd. (3)	474,279	$1,299,999	314,717	$2,517,739
Energy Technology Ventures, LLC	364,830	$999,999	242,090	$1,936,723
Gentry-Glori Energy Investment LLC (4)	519,154	$1,423,000	339,967	$2,719,740
Advantage Capital (5)	1,627,143	$4,459,999	1,079,723	$8,637,787

(1)	Michael Schulhof, one of the Company’s directors, is a managing director of GTI Capital Group, and Jonathan Schulhof, one of the Company’s directors, is a managing partner of GTI Capital Group. GTI Capital Group is managed by GTI Holdings LLC and three other partners. GTI Holdings LLC is owned by Michael Schulhof and Jonathan Schulhof and GTI Holdings LLC is the managing member of GTI Ventures LLC.

(2)	356,790 and 8,040 shares of series C-1 preferred stock were sold to Oxford Bioscience Partners V L.P. and mRNA Fund V L.P., respectively. Matthew Gibbs is one of the Company’s directors and is the general partner of OBP Management V L.P., which is the general partner of Oxford Bioscience Partners V L.P. and mRNA Fund V L.P.

(3)	Dr. Ganesh Kishore is one of the Company’s directors and is the chief executive officer of Malaysian Life Sciences Capital Fund Ltd.

(4)	364,831 and 154,323 shares of series C preferred stock were sold to Gentry-Glori Energy Investment II LLC and Gentry-Glori Energy Investment III LLC, respectively. Larry Aschebrook, one of the Company’s directors, is the managing member of Gentry Venture Management LLC, which is the managing member of Gentry-Glori Energy Investment II LLC and Gentry-Glori Energy Investment III LLC.

(5)	1,094,491 and 532,652 shares of series C-1 preferred stock were sold to Texas ACP Venture Partners I, LLC. and Texas ACP I, LP, respectively. Damon Rawie, one of the Company’s directors, is Vice President of ADVTG GP I, L.L.C., the general partner of Texas ACP I, L.P. and also of Texas ACP Venture Partners I, LLC.

(6)	Common Stock received includes all preferred stock received as dividends, on an as-converted basis.

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Issuance of Series C-2 Preferred Stock

On March 13, 2014, Glori sold an aggregate of 1,842,028 shares of series C-2 preferred stock at a price of $2.741 per share for gross proceeds of approximately $5.0 million. As a result of the C-2 investment, the shares of Common Stock issued to Glori stockholders at the Closing was increased by 631,125 shares, calculated by dividing the C-2 investment by $8.00 per share. The table below sets forth the number of shares of series C-2 preferred stock sold to Glori’s directors, executive officers and 5% stockholders and their affiliates, and the number of shares of and value of Common Stock anticipated to be received by such persons following the Closing in exchange for their shares, dividends and warrants relating to the series C-2 preferred stock. As a result of the amendment of Glori’s certificate of incorporation in connection with the issuance of Glori’s series C-2 preferred stock, Glori’s series C-2 preferred stock was entitled to a conversion ratio of approximately 2 to 1.

Investor	Number of shares of Series C-2 preferred stock	Aggregate purchase price	Number of shares of Common Stock received at Closing (6)	Value of Common Stock received at Closing
GTI Ventures LLC (1)	45,604	$125,001	28,073	$224,582
KPCB Holdings, Inc.	18,242	$50,001	11,229	$89,833
Oxford Bioscience Partners V L.P. (2)	364,830	$999,999	224,584	$1,796,675
Malaysian Life Sciences Capital Fund Ltd. (3)	182,415	$500,000	112,292	$898,336
Energy Technology Ventures, LLC	182,415	$500,000	112,292	$898,336
Gentry Technology Fund I, LLC (4)	410,069	$1,123,999	252,433	$2,019,461
Advantage Capital (5)	638,453	$1,750,000	393,023	$3,144,184

(1)	Michael Schulhof, one of the Company’s directors, is a managing director of GTI Capital Group, and Jonathan Schulhof, one of the Company’s directors, is a managing partner of GTI Capital Group. GTI Capital Group is managed by GTI Holdings LLC and three other partners. GTI Holdings LLC is owned by Michael Schulhof and Jonathan Schulhof and GTI Holdings LLC is the managing member of GTI Ventures LLC.

(2)	356,790 and 8,040 shares of series C preferred stock were sold to Oxford Bioscience Partners V L.P. and mRNA Fund V L.P., respectively. Matthew Gibbs is one of the Company’s directors and is the general partner of OBP Management V L.P., which is the general partner of Oxford Bioscience Partners V L.P. and mRNA Fund V L.P.

(3)	Dr. Ganesh Kishore is one of the Company’s directors and is the chief executive officer of Malaysian Life Sciences Capital Fund Ltd.

(4)	Larry Aschebrook, one of the Company’s directors, is the managing member of Gentry Venture Management LLC, which is the managing member of Gentry Technology Fund I, LLC.

(5)	182,415 and 456,038 shares of series C-2 preferred stock were sold to Texas ACP Venture Partners I, LLC. and Texas ACP II, LP, respectively. Damon Rawie, one of the Company’s directors, is Vice President of ADVTG GP I, L.L.C., the general partner of Texas ACP I, L.P. and also of Texas ACP Venture Partners I, LLC.

(6)	Common Stock received includes all preferred stock received as dividends, on an as-converted basis.

In addition, the information in the sections of the Final Prospectus entitled “Certain Relationships and Related Transactions – Certain Transactions of Infinity” and “Certain Relationships and Related Transactions – Certain Transactions of Glori” is incorporated herein by reference.

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Description of Registrant’s Securities to be Registered

The information in the sections of the Final Prospectus entitled “Description of the Combined Company’s Securities Following the Business Combination”, “The Redomestication, Business Combination and Merger Agreement – Merger with Glori; Merger Consideration – Lock-up Agreements”, “The Redomestication, Business Combination and Merger Agreement – Merger with Glori; Merger Consideration – Registration Rights Agreement”, “Security Ownership of Certain Beneficial Owners and Management – Transfers of Founder Shares and Sponsor Warrants” and “Security Ownership of Certain Beneficial Owners and Management – Registration Rights” is incorporated herein by reference.

Indemnification of Directors and Officers

Article IX of the Company’s Amended and Rested Certificate of Incorporation (the “Company Charter”), attached hereto as Exhibit 3.3 and incorporated herein by reference, provides as follows:

1.          To the fullest extent permitted by the DGCL as the same exists or as may hereafter be amended, a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated to the fullest extent permitted by the DGCL, as so amended.

2.          The Company shall indemnify, to the fullest extent permitted by applicable law, any director or officer of the Company who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another Company, partnership, joint venture, trust or other enterprise, including without limitation service with respect to employee benefit plans, against expenses (including without limitation attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such Proceeding. The Company shall be required to indemnify a person in connection with a Proceeding initiated by such person only if the Proceeding was authorized by the Board of Directors.

3.          The Company shall have the power to indemnify, to the extent permitted by the DGCL, as it presently exists or may hereafter be amended from time to time, any employee or agent of the Company who was or is a party or is threatened to be made a party to any Proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including without limitation service with respect to employee benefit plans, against expenses (including without limitation attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such Proceeding.

4.          The Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the DGCL.

5.          Neither any amendment or repeal of any Section of this ARTICLE IX , nor the adoption of any provision of this Certificate inconsistent with this ARTICLE IX , shall eliminate or reduce the effect of this ARTICLE IX , in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this ARTICLE IX , would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

Section 145(a) of the DGCL permits a corporation to indemnify any director, officer, employee or agent, or former director, officer, employee or agent, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of his or her service as a director, officer, employee or agent of the corporation, or his or her service, at the corporation’s request, as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding provided that such director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, provided that such director or officer had no reasonable cause to believe his or her conduct was unlawful.

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Section 145(b) of the DGCL permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit provided that such director or officer acted in good faith and in a manner such director or officer reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Section 145 of the DGCL further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in Section 145(a) or Section 145(b) of the DGCL or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such director or officer in connection therewith, provided that indemnification provided for by Section 145 of the DGCL or granted pursuant thereto shall not be deemed exclusive of any other rights to which the indemnified party may be entitled, and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against such director or officer or incurred by such director or officer in any such capacity or arising out of such director’s or officer’s status as such whether or not the corporation would have the power to indemnify such director or officer against such liabilities under Section 145 of the DGCL.

The Company’s bylaws include provisions relating to indemnification rights consistent with those set forth in the Company’s charter and also contain provisions regarding advancement to officers and directors of the Company of expenses incurred in defending or otherwise participating in any proceeding referenced above in advance of final disposition. In addition, the Company’s bylaws provide for a right of indemnitee to bring a suit in the event a claim for indemnification or advancement of expenses is not paid in full by the Company within 60 days after a written claim therefor has been received by the Company. The Company’s bylaws also permit the Company to purchase and maintain insurance, at the Company’s expense, to protect the Company and/or any director, officer, employee or agent of the Company or another entity, trust or other enterprise, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Any repeal or modification of provisions of the Company’s bylaws affecting indemnification rights will (unless otherwise required by law) be prospective only, and will not in any way diminish or adversely affect any right or protection existing thereunder with respect to any act or omission occurring prior to such repeal or modification.

The information regarding the Employment Agreements that is set forth in Item 5.02 hereof is incorporated herein by reference.

On April 14, 2014, the Company entered into indemnification agreements (the “Indemnification Agreements”) with each executive officer and director of the Company (each an “Indemnitee”). The Indemnification Agreements supplement the indemnification rights provided under the Company’s Charter and bylaws and applicable law. The Indemnification Agreements provide, among other things, that the Company will indemnify each Indemnitee against all expenses (as defined in the Indemnification Agreements) and liabilities incurred in connection with his or her service as an executive officer or director to the fullest extent permitted by applicable law. The Indemnification Agreements also provide procedures for the determination of an Indemnitee’s right to receive indemnification and the advancement of expenses. The foregoing description of the Indemnification Agreements with the directors of the Company does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Indemnification Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.16 hereof and is incorporated herein by reference. In addition, the Company’s Bylaws and form of Employment Agreement, filed as Exhibits 3.4 and 10.2 to this Form 8-K, respectively, contain additional indemnity provisions which are incorporated herein by reference.

Financial Statements and Supplementary Data

The information set forth in Item 9.01 hereof is incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Prior to the Closing, Infinity Corp.’s Ordinary Shares, Infinity Corp. Warrants and Units were each quoted on Nasdaq, under the symbols “INXB,” “INXBW” and “INXBU,” respectively. Each Unit consisted of one Ordinary Share and one Infinity Corp. Warrant to purchase an additional Ordinary Share. After the Closing, each Unit automatically separated into one share of Common Stock and one Infinity Acquisition Warrant. As a result, the Units are no longer listed on Nasdaq. As of April 15, 2014, the Common Stock and the Infinity Acquisition Warrants are trading on Nasdaq under the ticker symbols “GLRI” and “GLRIW”, respectively.

On February 24, 2014, Infinity Corp.  received a written notice from Nasdaq indicating that Infinity Corp. is not in compliance with Listing Rule 5550(a)(3), which requires Infinity Corp. to have at least 300 public holders of its ordinary shares for continued listing on the exchange. On March 26, 2014, the Company, as the successor to Infinity Corp., submitted to Nasdaq a plan to regain compliance with the foregoing listing rule a copy of which is filed as Exhibit 99.7 to this Form 8-K. However, there is no assurance that Nasdaq will accept the plan.  If Nasdaq does not accept the plan, the Company will have the opportunity to appeal the decision in front of a hearings panel, which appeal would stay any delisting actions until the issuance of a decision by the panel. If the panel does not accept the plan, the Company’s securities will likely commence trading on the OTC Bulletin Board.

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Item 3.03 Material Modification to Rights of Security Holders.

Effective as of the Closing, Infinity Corp. changed its jurisdiction of incorporation from the British Virgin Islands to the State of Delaware by merging with and into Infinity Acquisition. At the time of the Redomestication, Infinity Corp. had an unlimited number of authorized Ordinary Shares with no par value and unlimited shares of preferred shares with no par value. Based on the Company Charter, the Company is now authorized to issue 100,000,000 shares of Common Stock with a par value of $0.0001 per share and 5,000,000 shares of preferred stock with a par value of $0.0001 per share. Prior to the Redomestication, Infinity Corp. had 7,187,500 Ordinary Shares issued and outstanding, including Ordinary Shares underlying the Units. In connection with the Transaction Merger and pursuant to the Merger Agreement, the Company issued 23,584,557 shares of Common Stock to the stockholders and warrantholders of Glori Energy Technology as merger consideration, 1,062,500 shares of Common Stock to investors in the PIPE Investment and 100,000 shares of Common Stock to the underwriters upon conversion of their unit purchase options. In connection with the Redomestication, each issued and outstanding ordinary share of Infinity Corp. automatically converted into one substantially equivalent share of Company Common Stock.

Additionally, upon effectiveness of the Redomestication, each of the 5,742,900 Public Warrants of Infinity Corp. (the “Infinity Corp. Warrants”) was converted into one substantially equivalent warrant to purchase Common Stock, each exercisable for one share of Common Stock at $10.00 per share (each such warrant also referred to herein as an Infinity Acquisition Warrant). As a condition to entering into the Merger Agreement, Glori required that Infinity Corp. effectuate certain changes with respect to the Infinity Corp. Warrant, which it viewed as fundamental to the Business Combination due to the potential dilution from the Infinity Corp. Warrants and advised that it would not approve the Business Combination unless Infinity Corp. agreed to these changes. Accordingly, Infinity’s board of directors determined that it was necessary to effectuate these changes since Glori would not otherwise approve the Business Combination. Accordingly, to accommodate such requirement and induce Glori to enter into the Merger Agreement, Infinity Corp. obtained written consents from the holders of a majority of the outstanding Infinity Corp. Warrants to approve amendments ( the “Warrant Amendment”) to the warrant agreement for the Infinity Corp. Warrants (the “Warrant Agreement”) to: (i) increase the exercise price of the Infinity Corp. Warrants from $7.00 to $10.00 per ordinary share of Infinity Corp., (ii) increase the redemption price of the Infinity Corp. Warrants from $10.50 to $15.00 per ordinary share of Infinity Corp., (iii) increase the term of the Infinity Corp. Warrants from three years following the consummation of the Business Combination to five years following the consummation of the Business Combination, (iv) delete the provision decreasing the exercise price of the Infinity Corp. Warrants in connection with certain transactions and (v) allow the Infinity Corp. Warrants to be converted into Common Stock, on a one for ten basis, during the 30 day period commencing 31 days after the consummation of the Business Combination. The Warrant Amendment became effective upon the execution of an amendment to the warrant agreement in connection with the Closing of the Business Combination and will apply to the Infinity Acquisition Warrants issued in exchange for the Infinity Corp. Warrants in the Redomestication. Similarly, each of the 4,820,000 Insider Warrants were converted into 4,820,000 Insider Warrants of the Company. However, the holders of the Insider Warrants have agreed that the Company has the right to demand that the Insider Warrants be converted into shares of Common Stock, at a ratio of ten warrants for one share of Common Stock, during the thirty day period commencing 31 days after the consummation of the Business Combination.

The sections of the Final Prospectus entitled “Summary of the Prospectus - The Redomestication, Business Combination and Merger Agreement,” and “Description of the Combined Company’s Securities Following the Business Combination”, “Material U.S. Federal Income Tax Consequences” and “Material Differences in the Rights of Infinity Corp. Shareholders Following the Business Combination” are incorporated herein by reference. The Company Charter and the Company Bylaws are filed as Exhibits 3.3 and 3.4 to this Form 8-K, respectively, and are hereby incorporated by reference into this Item 3.03. The description of the Company Charter and the Company Bylaws referenced above is a summary and does not purport to be a complete description of those documents and is qualified in its entirety by reference to the copies of those documents filed as exhibits hereto.

Item 5.01 Changes in Control of Registrant.

As a result of the consummation of the Transaction Merger, Infinity Corp.’s former public shareholders own approximately 11% of the Company, Infinity Corp.’s former directors, officers, Sponsors and affiliates own approximately 5% of the Company, and the pre-Business Combination stockholders and warrantholders of Glori own approximately 80% of the Company.

The information set forth in 2.01 above is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

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Pursuant to the Merger Agreement, effective April 14, 2014, the following persons were appointed as directors and executive officers of the Company:

	Term
Name	Expires	Age	Position
Stuart M. Page	2016	50	President and Chief Executive Officer and Director
Victor M. Perez	N/A	60	Chief Financial Officer
Dr. Michael Pavia	N/A	57	Chief Technology Officer
William M. Bierhaus II	N/A	53	Senior Vice President of Business Development
Kenneth E. Nimitz	N/A	44	Senior Vice President of Operations
Thomas Holland	N/A	62	Senior Vice President of Acquisitions and Production
John Clarke	2016	60	Chairman of the Board
Larry Aschebrook	2015	35	Director
Mark Chess	2016	35	Director
Matthew Gibbs	2015	44	Director
Thomas O. Hicks	2016	67	Director
Dr. Ganesh Kishore	2015	59	Director
Mark Puckett	2016	61	Director
Damon L. Rawie	2015	44	Director
Jonathan Schulhof	2015	39	Director
Michael Schulhof	2015	70	Director

Mr. Michael Schulhof is the father of Mr. Jonathan Schulhof.

On April 14, 2014, the Company entered into separate director agreements (the “Director Agreements”) with each director of the Company. Each of the Director Agreements provides certain terms relating to each director’s appointment including compensation, indemnification, insurance and reimbursement of certain expenses. With respect to Messrs. Page, Chess, Aschebrook, Jonathan Schulhof, Michael Schulhof, Hicks and Gibbs, the Director Agreements do not provide for compensation in consideration of their service as directors.

Set forth below is a description of the compensatory arrangements in the Director Agreements of Messrs. Clarke, Puckett and Kishore that the Company entered into as of the closing of the Business Combination.

The foregoing description of the Director Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Director Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.17 hereof and is incorporated herein by reference.

John Clarke

John Clarke's Director's Agreement provides for (i) an annual cash retainer of $50,000 and (ii) an annual grant of $75,000 in restricted shares of the Company's common stock, in each case, in consideration of Mr. Clarke's service as a director. Mr. Clarke's Director Agreement also provides for an annual fee of $15,000 in consideration of Mr. Clarke's service as chairman of the Company's board of directors and an annual fee of $15,000 in consideration of Mr. Clarke's service as chairman of the audit committee.

Mark Puckett

Mark Puckett's Director's Agreement provides for (i) an annual cash retainer of $50,000 and (ii) an annual grant of $75,000 in restricted shares of the Company's common stock, in each case, in consideration of Mr. Puckett's service as a director. Mr. Puckett's Director's Agreement also provides for an annual fee of $10,000 in consideration of Mr. Puckett's service as chairman of the compensation committee and an annual fee of $7,500 in consideration of Mr. Puckett's service as chairman of the audit committee.

Ganesh Kishore

Dr. Ganesh Kishore's Director's Agreement provides for a fee to be determined by the board in consideration of his service as chairman of the executive committee.

On April 14, 2014, the Company entered into employment agreements (the “Employment Agreements”) with the Company’s executive officers and certain other key employees of the Company. Each of the Employment Agreements provides certain terms relating to each officer’s employment including compensation, indemnification, insurance and reimbursement of certain expenses. Set forth below is a description of the employment agreements of Messrs. Page, Perez and Bierhaus that the Company entered into in connection with the Business Combination.

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Stuart M. Page

The Company is party to an employment agreement with its chief executive officer, Stuart M. Page, effective April 14, 2014. Mr. Page’s initial annual base salary was set at $400,000, subject to increase from time to time. The employment agreement also provides for annual bonuses pursuant to the Company’s annual bonus program of not less than 50% of Mr. Page’s annual base salary, and periodic equity grants, to be determined by the Company’s board or its compensation committee, as applicable, ranging in value from 0% to 200% of Mr. Page’s annual base salary.

If the Company terminates Mr. Page’s employment without “cause” or Mr. Page terminates his employment with the Company for “good reason”, he is entitled to (i) that portion of any bonus earned but unpaid, (ii) continued base salary payments for one year and (iii) reimbursements for medical benefits for coverage for a period not to exceed twelve months. If the Company terminates Mr. Page’s employment for “cause” or if Mr. Page terminates his employment with the Company without “good reason”, Mr. Page will not be entitled to receive any payment from the Company other than the portion of his base salary, bonuses and incentive compensation that are earned but unpaid, payments for accrued but unused vacation, and payments for reasonably, properly documented business expenses incurred prior to termination.

For this purpose, “cause” is defined as any of the following: (i) being convicted of, or submitting a plea of nolo contendere or guilty to, a felony or any other crime involving moral turpitude, (ii) any act of fraud or dishonesty with respect to any aspect of the business of the Company or its affiliates, including falsification of records thereof, (iii) intentional and continued failure to perform his duties that is materially injurious to the Company and its affiliates, unless due to illness or disability or his good faith efforts to comply with applicable law, (iv) intentional engagement in misconduct that is materially injurious to the Company or its affiliates (monetarily or otherwise), (v) breach of the confidentiality or restrictive covenants provisions of the employment agreement, (vi) commencement of employment with an unrelated employer without the Company’s consent, (vii) material violation of any applicable written harassment or non-discrimination policies, (viii) material violation of any applicable written policies of the Company or its affiliates which Mr. Page has been informed is materially injurious to the Company or its affiliates, and (ix) gross negligence in the performance of his duties that is materially injurious to the Company or its affiliates (monetarily or otherwise); provided, however, that Mr. Page shall not be deemed to have been terminated for cause under subsections (ii) through (ix) of the foregoing unless the determination of cause is made by a resolution adopted by the affirmative vote of not less than two-third of the entire membership of the board (not including Mr. Page) at a meeting of the board called for the purpose of considering such termination, after reasonable notice to Mr. Page and an opportunity for Mr. Page, together with his counsel, to be heard before the board and, if reasonably possible, to cure the underlying breach..

For this purpose, “good reason” is defined as the occurrence of one of the following: (i) a material adverse reduction or diminution in position, authority, duties or responsibilities, but not a change in reporting relationships, (ii) a material reduction in base salary, (iii) any intentional material diminution of annual bonus opportunities, periodic long-term incentive awards or benefits for which Mr. Page is eligible (regardless of amounts actually earned or paid), (iv) the relocation of the Company’s principal executive offices by more than 50 miles from where such offices are located or Mr. Page being based at any office other than the principal executive offices of the Company, except for travel reasonably required in the performance of his duties and reasonably consistent with his travel prior to the effectiveness of this employment agreement, (v) a material breach of the employment agreement by the Company, or (vi) the failure of a successor to the Company to assume Mr. Page’s employment agreement. Mr. Page shall provide written notice of any such reduction, failure, change or breach upon which he intends to relay as the basis for a resignation with good reason within 45 days of the occurrence of such reduction, failure, change or breach, and the Company shall have 45 days following the receipt of such notice to remedy the underlying condition and, if so remedied, any termination of Mr. Page’s employment on the basis of such circumstances shall not be considered a resignation for good reason.

Subject to any restrictions in the Merger Agreement, the Lock-Up Agreements or the Option Plan, if a “Change of Control” occurs, 50% of Mr. Page’s then-unvested restricted shares of stock of the Company will accelerate and vest in full and 50% of Mr. Page’s then-unvested options for purchase of shares or stock of the Company will accelerate, vest in full and become fully exercisable and if the employment agreement is not assumed and Mr. Page’s employment is not continued by the resulting survivor or successor entity from such Change of Control, and the then-remaining unvested shares of restricted stock and unvested options are not replaced with similar incentive grants in the successor, or if Mr. Page is terminated without cause or resigned for good reason within 12 months of such Change of Control, then the remainder of Mr. Page’s restricted stock and options in the Company and any replacement grants, if applicable, will accelerate and immediately vest in full. As of April 14, 2014, there were no outstanding unvested options held by Mr. Page that would be subject to acceleration upon the occurrence of a Change in Control. The term “Change in Control” means (i) the sale of all or substantially all of the assets of the Company and its subsidiaries on a consolidated basis to an unrelated person or entity, (ii) a merger, reorganization or consolidation in which the Company’s outstanding equity interests are converted into or exchanged for securities of the successor entity and the holders of the Company’s outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the successor entity immediately upon completion of such transaction, or (iii) prior to the effective date of registration of the sale of any of its securities pursuant to the Securities Act of 1933, as amended, the Company (in one or a series of transactions) effecting the issuance of voting securities to one or more persons or entities not then an affiliate of Company, resulting in shareholders of Company prior to any such transaction(s) not retaining at least 51 percent of the issued and outstanding voting securities of the Company following the transaction(s).

If Mr. Page’s employment is terminated for any reason, he is subject to: ongoing confidentiality and nondisclosure obligations; restrictive covenants of non-solicitation of employees for a period of two years following the termination of his employment for any reason and non-solicitation of customers for a period of one year following the termination of his employment for any reason; and restrictive covenants of non-competition for a period of one year following the termination of his employment for any reason.

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Victor M. Perez

The Company is party to an employment agreement with its chief financial officer, Victor M. Perez, effective April 14, 2014. Mr. Perez’s initial annual base salary was set at $260,000, subject to increase from time to time. The employment agreement also provides for annual bonuses pursuant to the Company’s annual bonus program of not less than 45% of Mr. Perez’s annual base salary, and periodic equity grants, to be determined by the Company’s board or its compensation committee, as applicable, ranging in value from 0% to 100% of Mr. Perez’s annual base salary.

If the Company terminates Mr. Perez’s employment without “cause” or Mr. Perez terminates his employment with the Company for “good reason”, he is entitled to (i) that portion of any bonus earned but unpaid, (ii) continued base salary payments for six months and (iii) reimbursements for medical benefits for coverage for a period not to exceed twelve months. If the Company terminates Mr. Perez’s employment for “cause” or if Mr. Perez terminates his employment with the Company without “good reason”, Mr. Perez will not be entitled to receive any payment from the Company other than the portion of his base salary, bonuses and incentive compensation that are earned but unpaid, payments for accrued but unused vacation, and payments for reasonably, properly documented business expenses incurred prior to termination.

For this purpose, “cause” is defined as any of the following: (i) being convicted of, or submitting a plea of nolo contendere or guilty to, a felony or any other crime involving moral turpitude, (ii) any act of fraud or dishonesty with respect to any aspect of the business of the Company or its affiliates, including falsification of records thereof, (iii) intentional and continued failure to perform his duties that is materially injurious to the Company and its affiliates, unless due to illness or disability or his good faith efforts to comply with applicable law, (iv) intentional engagement in misconduct that is materially injurious to the Company or its affiliates (monetarily or otherwise), (v) breach of the confidentiality or restrictive covenants provisions of the employment agreement, (vi) commencement of employment with an unrelated employer without the Company’s consent, (vii) material violation of any applicable written harassment or non-discrimination policies, (viii) material violation of any applicable written policies of the Company or its affiliates which Mr. Perez has been informed is materially injurious to the Company or its affiliates, and (ix) gross negligence in the performance of his duties that is materially injurious to the Company or its affiliates (monetarily or otherwise); provided, however, that Mr. Perez shall not be deemed to have been terminated for cause under subsections (ii) through (ix) of the foregoing unless the determination of cause is made by a resolution adopted by the affirmative vote of not less than two-third of the entire membership of the board at a meeting of the board called for the purpose of considering such termination, after reasonable notice to Mr. Perez and an opportunity for Mr. Perez, together with his counsel, to be heard before the board and, if reasonably possible, to cure the underlying breach..

For this purpose, “good reason” is defined as the occurrence of one of the following: (i) a material adverse reduction or diminution in position, authority, duties or responsibilities, but not a change in reporting relationships, (ii) a material reduction in base salary, (iii) any intentional material diminution of annual bonus opportunities, periodic long-term incentive awards or benefits for which Mr. Perez is eligible (regardless of amounts actually earned or paid), (iv) the relocation of the Company’s principal executive offices by more than 50 miles from where such offices are located or Mr. Perez being based at any office other than the principal executive offices of the Company, except for travel reasonably required in the performance of his duties and reasonably consistent with his travel prior to the effectiveness of this employment agreement, (v) a material breach of the employment agreement by the Company, or (vi) the failure of a successor to the Company to assume Mr. Perez’s employment agreement. Mr. Perez shall provide written notice of any such reduction, failure, change or breach upon which he intends to relay as the basis for a resignation with good reason within 45 days of the occurrence of such reduction, failure, change or breach, and the Company shall have 45 days following the receipt of such notice to remedy the underlying condition and, if so remedied, any termination of Mr. Perez’s employment on the basis of such circumstances shall not be considered a resignation for good reason.

Subject to any restrictions in the Merger Agreement, the Lock-Up Agreements or the Option Plan, if a “Change of Control” occurs, 50% of Mr. Perez’s then-unvested restricted shares of stock of the Company will accelerate and vest in full and 50% of Mr. Perez’s then-unvested options for purchase of shares or stock of the Company will accelerate, vest in full and become fully exercisable and if the employment agreement is not assumed and Mr. Perez’s employment is not continued by the resulting survivor or successor entity from such Change of Control, and the then-remaining unvested shares of restricted stock and unvested options are not replaced with similar incentive grants in the successor, or if Mr. Perez is terminated without cause or resigned for good reason within 12 months of such Change of Control, then the remainder of Mr. Perez’s restricted stock and options in the Company and any replacement grants, if applicable, will accelerate and immediately vest in full. As of April 14, 2014, there were 51,725 outstanding unvested options held by Mr. Perez that would be subject to acceleration upon the occurrence of a Change in Control. The term “Change in Control” means (i) the sale of all or substantially all of the assets of the Company and its subsidiaries on a consolidated basis to an unrelated person or entity, (ii) a merger, reorganization or consolidation in which the Company’s outstanding equity interests are converted into or exchanged for securities of the successor entity and the holders of the Company’s outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the successor entity immediately upon completion of such transaction, or (iii) prior to the effective date of registration of the sale of any of its securities pursuant to the Securities Act of 1933, as amended, the Company (in one or a series of transactions) effecting the issuance of voting securities to one or more persons or entities not then an affiliate of Company, resulting in shareholders of Company prior to any such transaction(s) not retaining at least 51 percent of the issued and outstanding voting securities of the Company following the transaction(s).

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If Mr. Perez’s employment is terminated for any reason, he is subject to: ongoing confidentiality and nondisclosure obligations; restrictive covenants of non-solicitation of employees for a period of two years following the termination of his employment for any reason and non-solicitation of customers for a period of one year following the termination of his employment for any reason; and restrictive covenants of non-competition for a period of one year following the termination of his employment for any reason.

William M. Bierhaus II

The Company is party to an employment agreement with Mr. Bierhaus, effective April 14, 2014. Mr. Bierhaus’ initial annual base salary was set at $250,000, subject to increase from time to time. The employment agreement also provides for annual bonuses pursuant to the Company’s annual bonus program of not less than 40% of Mr. Bierhaus’ annual base salary, and periodic equity grants, to be determined by the Company’s board or its compensation committee, as applicable, ranging in value from 0% to 100% of Mr. Bierhaus’ annual base salary.

If the Company terminates Mr. Bierhaus’ employment without “cause” or Mr. Bierhaus terminates his employment with the Company for “good reason”, he is entitled to (i) that portion of any bonus earned but unpaid, (ii) continued base salary payments for six months and (iii) reimbursements for medical benefits for coverage for a period not to exceed twelve months. If the Company terminates Mr. Bierhaus’ employment for “cause” or if Mr. Bierhaus terminates his employment with the Company without “good reason”, Mr. Bierhaus will not be entitled to receive any payment from the Company other than the portion of his base salary, bonuses and incentive compensation that are earned but unpaid, payments for accrued but unused vacation, and payments for reasonably, properly documented business expenses incurred prior to termination.

For this purpose, “cause” is defined as any of the following: (i) being convicted of, or submitting a plea of nolo contendere or guilty to, a felony or any other crime involving moral turpitude, (ii) any act of fraud or dishonesty with respect to any aspect of the business of the Company or its affiliates, including falsification of records thereof, (iii) intentional and continued failure to perform his duties that is materially injurious to the Company and its affiliates, unless due to illness or disability or his good faith efforts to comply with applicable law, (iv) intentional engagement in misconduct that is materially injurious to the Company or its affiliates (monetarily or otherwise), (v) breach of the confidentiality or restrictive covenants provisions of the employment agreement, (vi) commencement of employment with an unrelated employer without the Company’s consent, (vii) material violation of any applicable written harassment or non-discrimination policies, (viii) material violation of any applicable written policies of the Company or its affiliates which Mr. Bierhaus has been informed is materially injurious to the Company or its affiliates, and (ix) gross negligence in the performance of his duties that is materially injurious to the Company or its affiliates (monetarily or otherwise); provided, however, that Mr. Bierhaus shall not be deemed to have been terminated for cause under subsections (ii) through (ix) of the foregoing unless the determination of cause is made by a resolution adopted by the affirmative vote of not less than two-third of the entire membership of the board at a meeting of the board called for the purpose of considering such termination, after reasonable notice to Mr. Bierhaus and an opportunity for Mr. Bierhaus, together with his counsel, to be heard before the board and, if reasonably possible, to cure the underlying breach..

For this purpose, “good reason” is defined as the occurrence of one of the following: (i) a material adverse reduction or diminution in position, authority, duties or responsibilities, but not a change in reporting relationships, (ii) a material reduction in base salary, (iii) any intentional material diminution of annual bonus opportunities, periodic long-term incentive awards or benefits for which Mr. Bierhaus is eligible (regardless of amounts actually earned or paid), (iv) the relocation of the Company’s principal executive offices by more than 50 miles from where such offices are located or Mr. Bierhaus being based at any office other than the principal executive offices of the Company, except for travel reasonably required in the performance of his duties and reasonably consistent with his travel prior to the effectiveness of this employment agreement, (v) a material breach of the employment agreement by the Company, or (vi) the failure of a successor to the Company to assume Mr. Bierhaus’ employment agreement. Mr. Bierhaus shall provide written notice of any such reduction, failure, change or breach upon which he intends to relay as the basis for a resignation with good reason within 45 days of the occurrence of such reduction, failure, change or breach, and the Company shall have 45 days following the receipt of such notice to remedy the underlying condition and, if so remedied, any termination of Mr. Bierhaus’ employment on the basis of such circumstances shall not be considered a resignation for good reason.

Subject to any restrictions in the Merger Agreement, the Lock-Up Agreements or the Option Plan, if a “Change of Control” occurs, 50% of Mr. Bierhaus’ then-unvested restricted shares of stock of the Company will accelerate and vest in full and 50% of Mr. Bierhaus’ then-unvested options for purchase of shares or stock of the Company will accelerate, vest in full and become fully exercisable and if the employment agreement is not assumed and Mr. Bierhaus’ employment is not continued by the resulting survivor or successor entity from such Change of Control, and the then-remaining unvested shares of restricted stock and unvested options are not replaced with similar incentive grants in the successor, or if Mr. Bierhaus is terminated without cause or resigned for good reason within 12 months of such Change of Control, then the remainder of Mr. Bierhaus’ restricted stock and options in the Company and any replacement grants, if applicable, will accelerate and immediately vest in full. As of April 14, 2014, there were no outstanding unvested options held by Mr. Bierhaus that would be subject to acceleration upon the occurrence of a Change in Control. The term “Change in Control” means (i) the sale of all or substantially all of the assets of the Company and its subsidiaries on a consolidated basis to an unrelated person or entity, (ii) a merger, reorganization or consolidation in which the Company’s outstanding equity interests are converted into or exchanged for securities of the successor entity and the holders of the Company’s outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the successor entity immediately upon completion of such transaction, or (iii) prior to the effective date of registration of the sale of any of its securities pursuant to the Securities Act of 1933, as amended, the Company (in one or a series of transactions) effecting the issuance of voting securities to one or more persons or entities not then an affiliate of Company, resulting in shareholders of Company prior to any such transaction(s) not retaining at least 51 percent of the issued and outstanding voting securities of the Company following the transaction(s).

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If Mr. Bierhaus’ employment is terminated for any reason, he is subject to: ongoing confidentiality and nondisclosure obligations; restrictive covenants of non-solicitation of employees for a period of two years following the termination of his employment for any reason and non-solicitation of customers for a period of one year following the termination of his employment for any reason; and restrictive covenants of non-competition for a period of one year following the termination of his employment for any reason.

The information set forth in Item 2.01 above and the sections of the Final Prospectus entitled “Directors, Executive Officers, Executive Compensation and Corporate Governance - Directors and Executive Officers after the Business Combination” and “Directors, Executive Officers, Executive Compensation and Corporate Governance – Compensation of Directors and Executive Officers” are incorporated herein by reference. Copies of the employment agreements of Messrs. Page, Perez and Bierhaus are filed hereto as Exhibits 10.2, 10.3 and 10.4, respectively, and are incorporated herein by reference.

The Company’s Bylaws grant the board of directors the authority to delegate its powers to committees. The Company’s committees are required to conduct meetings and take action in accordance with the directions of the board of directors, the charter and the terms of the respective committee charters. The Company has created four standing committees: the audit committee, the compensation committee, the nominating and corporate governance committee and the executive committee. Each of the audit committee, compensation committee and nominating and corporate governance committee may not delegate any of its authority to subcommittees unless otherwise authorized by the board of directors. The executive committee may delegate some of its responsibilities to the other committees of the Board and monitor their work.

Audit Committee

Prior to the Business Combination, the Company established and approved the charter of the audit committee. The audit committee is comprised entirely of independent directors who meet the independence requirements of Nasdaq and Rule 10A-3 of the Exchange Act, and includes at least one “audit committee financial expert,” as defined by the SEC rules. Messrs. Clarke, Puckett and J. Schulhof serve as members of the audit committee and Mr. Clarke serves as chairman of the audit committee. Each member of the audit committee is financially literate and Mr. Clarke qualifies as an “audit committee financial expert.” The audit committee is responsible for, among other things:

☐	retaining and overseeing our independent accountants;

☐	assisting the board of directors in its oversight of the integrity of our financial statements, the qualifications, independence and performance of our independent auditors and our compliance with legal and regulatory requirements;

☐	reviewing and approving the plan and scope of the internal and external audit;

☐	pre-approving any audit and non-audit services provided by our independent auditors;

☐	approving the fees to be paid to our independent auditors;

☐	reviewing with our chief executive officer and chief financial officer and independent auditors the adequacy and effectiveness of our internal controls;

☐	reviewing and assessing the Company’s risk tolerance in the context of the Company’s business strategy, financial resources and performance;

☐	approving and overseeing the review and evaluation of the Company’s reserves and related matters;

☐	preparing the audit committee report to be filed with the SEC; and

☐	reviewing and assessing annually the audit committee’s performance and the adequacy of its charter.

Compensation Committee

Prior to the Business Combination, the Company established and approved the charter of the compensation committee. The compensation committee is comprised entirely of independent directors who meet the independence requirements of Nasdaq. In accordance with the compensation committee charter, the members are “outside directors” as defined in Section 162(m) of the Code and “non-employee directors” within the meaning of Section 16 of the Exchange Act. Messrs. Puckett, Gibbs and Kishore serve as members of the compensation committee and Mr. Puckett serves as chairman of the compensation committee. The responsibilities of the compensation committee include:

☐	determining the compensation of our executive officers;

☐	making recommendations to the board of directors regarding equity-based and incentive compensation plans, policies and programs.

☐	reviewing executive compensation policies and plans;

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☐	implementing and administering incentive compensation equity-based remuneration plans;

☐	assisting management in complying with proxy statement and annual report disclosure requirements;

☐	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for executive officers and employees;

☐	producing a report on executive compensation to be included in the annual proxy statement; and

☐	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

Nominating and Corporate Governance Committee

Prior to the Business Combination, the Company established and approved the charter of the nominating and corporate governance committee. The nominating and corporate governance committee is comprised entirely of independent directors who meet the independence requirements of Nasdaq. Messrs. Gibbs, Kishore and Puckett serve as members of the nominating and corporate governance committee and Mr. Puckett serves as chairman of the nominating and corporate governance committee. The nominating and corporate governance committee is responsible for, among other things:

☐	recommending the number of directors to comprise the board;

☐	identifying and evaluating individuals qualified to become members of the board, and soliciting recommendations for director nominees from the chairman and chief executive officer of Infinity Acquisition;

☐	recommending to the board of directors the director nominees for each annual stockholders’ meeting;

☐	recommending to the board of directors the candidates for filling vacancies that may occur between annual stockholders’ meetings;

☐	reviewing independent director compensation and board processes, self-evaluations and policies;

☐	overseeing compliance with the code of ethics and conduct by our officers and directors; and

☐	monitoring developments in the law and practice of corporate governance.

Executive Committee

Prior to the Business Combination, the Company established and approved the charter of the executive committee. Messrs. Gibbs, Kishore, Page, Schulhof and Clarke serve as members of the executive committee and Dr. Kishore serves as chairman of the executive committee. The executive committee is responsible for, among other things, overseeing and approving capital expenditures of the Company in excess of $50,000 as recommended by the Chief Executive Officer of the Company and reviewing and assessing annually the executive committee’s performance and the adequacy of its charter.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective April 14, 2014, the Company filed with the Delaware Secretary of State a Certificate of Merger and the Company Charter, copies of which are filed hereto as Exhibits 3.4 and 3.3 respectively and incorporated herein by reference. Additionally, effective April 14, 2014, the Company adopted Amended and Restated Bylaws, a copy of which is filed hereto as Exhibit 3.4 and incorporated herein by reference.

Effective April 14, 2014, pursuant to the Merger Agreement, the Company has changed its fiscal year end from March 31 to December 31. The Company intends to file an amendment to this Form 8-K covering the transition period associated with the change in fiscal year end.

The information included in Item 3.03 above and the section of the Final Prospectus entitled “Material Differences in the Rights of Infinity Corp. Shareholders following the Business Combination” are incorporated herein by reference.

Item 5.06 Change in Shell Company Status.

As a result of the Business Combination, the Company ceased to be a shell company as of the Closing Date. The information set forth in Item 2.01 above is incorporated herein by reference.

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Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The following audited financial statements of Glori Energy Technology (referred to therein as Glori Energy Inc.) and the Coke Field Acquisition are incorporated herein by reference to the Final Prospectus beginning on page F-1 and F-64, respectively:

Consolidated Financial Statements of Glori Energy Technology (referred to therein as Glori Energy Inc.) and Subsidiaries

Report of Independent Registered Public Accounting Firm

Consolidated Balance Sheets – As of December 31, 2012 and 2013

Consolidated Statements of Operations – For the years ended December 31, 2012 and 2013

Consolidated Statements of Temporary Equity and Stockholders’ Equity - For the years ended December 31, 2012 and 2013

Consolidated Statements of Cash Flows – For the years ended December 31, 2012 and 2013

Notes to Consolidated Financial Statements

Statements of Revenues and Direct Operating Expenses of the Coke Field Acquisition

Report of Independent Registered Public Accounting Firm

Statements of Revenues and Direct Operating Expenses– For the years ended December 31, 2012 and 2013

Notes to the Statements of Revenues and Direct Operating Expenses

(b) Pro Forma Financial Information

The following unaudited condensed combined pro forma consolidated financial statements are incorporated herein by reference to such statements in the Final Prospectus in the section entitled “Unaudited Condensed Combined Pro Forma Financial Statements”.

Unaudited Condensed Combined Pro Forma Balance Sheets as of December 31, 2013

Unaudited Condensed Combined Pro Forma Statements of Operations for the Year Ended March 31, 2013

Unaudited Condensed Combines Pro Forma Statements of Operations for the Nine Months Ended December 31, 2013

Notes to the Unaudited Condensed Combined Pro Forma Financial Statements

(d) Exhibits.

The following exhibits are filed herewith

Exhibit Number	Description
2.1	Merger and Share Exchange Agreement, dated January 8, 2014, by and among Infinity Cross Border Acquisition Corporation, Glori Acquisition Corp., Glori Merger Subsidiary, Inc., Infinity-C.S.V.C. Management Ltd. in its capacity as the INXB Representative and Glori Energy Inc.
2.2	First Amendment to the Merger and Share Exchange Agreement, dated February 20, 2014, by and among Infinity Cross Border Acquisition Corporation, Glori Acquisition Corp., Glori Merger Subsidiary, Inc., Infinity-C.S.V.C. Management Ltd. in its capacity as the INXB Representative and Glori Energy Inc.
2.3	Second Amendment to the Merger and Share Exchange Agreement, dated March 20, 2014, by and among Infinity Cross Border Acquisition Corporation, Glori Acquisition Corp., Glori Merger Subsidiary, Inc., Infinity-C.S.V.C. Management Ltd. in its capacity as the INXB Representative and Glori Energy Inc.

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3.1	Certificate of Incorporation of Glori Acquisition Corp.
3.2	Bylaws of Glori Acquisition Corp.
3.3	Form of Amended and Restated Certificate of Incorporation of Glori Energy, Inc.
3.4	Amended and Restated By laws of Glori Energy Inc.
4.1	Form of Registration Rights Agreement by and among Glori Acquisition Corp. and each of the signatories thereto
4.2	Form of Registration Rights Agreement by and among Infinity Cross Border Acquisition Corporation, Glori Acquisition Corp. and each of the buyers thereto
4.3	Form of Lock-Up Agreement by and among Glori Acquisition Corp., Glori Energy Inc., Infinity-C.S.V.C. Management Ltd. in its capacity as the INXB Representative and each of the signatories thereto
4.4	Form of Amendment No. 1 to Warrant Agreement between Infinity Cross Border Acquisition Corp. and Continental Stock Transfer & Trust Company
10.1	Share Purchase Agreement, dated January 7, 2014, by and among Infinity Cross Border Acquisition Corporation, Glori Acquisition Corp. and each of the buyers thereto
10.2	Form of Employment Agreement by and between Stuart M. Page and Glori Acquisition Corp.
10.3	Form of Employment Agreement by and between Victor M. Perez and Glori Acquisition Corp.
10.4	Form of Employment Agreement by and between William M. Bierhaus II and Glori Acquisition Corp.
10.5	Agency Representation Agreement, effective December 31, 2013, by and among Glori Energy, Inc. and Petro-King Oilfield Technology LTD
10.6	Loan and Security Agreement, dated as of June 11, 2012, by and among Glori Energy Inc., Glori California Inc., Glori Holdings Inc., Glori Oil (Argentina) Limited and Hercules Technology Growth Capital, Inc.
10.7	Amendment No. 1 to Loan and Security Agreement, dated June 27, 2013, by and among Glori Energy Inc., Glori California Inc., Glori Holdings Inc., Glori Oil (Argentina) Limited and Hercules Technology Growth Capital, Inc.
10.8	Warrant Agreement, dated June 11, 2012, by and among Glori Energy Inc. and Hercules Technology Growth Capital, Inc.
10.9	Convertible Note Purchase Agreement, dated May 31, 2011, by and among Glori Energy Inc. and Energy Technology Ventures, LLC
10.10	Series C Preferred Stock Purchase Agreement, dated December 30, 2011, by and among Glori Energy Inc. and the purchasers thereto
10.11	Series C-1 Preferred Stock and Warrant Purchase Agreement, dated April 30, 2013, by and among Glori Energy Inc. and the purchasers thereto
10.12	Series C-2 Preferred Stock and Warrant Purchase Agreement, dated March 14, 2014, by and among Glori Energy Inc. and the purchasers thereto
10.13	Note Purchase Agreement dated March 14, 2014, by and among Glori Energy Production Inc. and the purchasers thereto
10.14	Second Lien Secured Term Note, dated March 13, 2014, by Glori Energy Inc. to E.W. Holdings Inc.
10.15	Amendment and Assumption Agreement to the Glori Oil Limited 2006 Stock Option and Grant Plant dated April 14, 2014
10.16	Form at Indemnification Agreement
10.17	Form of Director Agreement
10.18	Form of Termination and Release Agreement
21.1	List of Subsidiaries
23.5	Consent of Collarini Associates
23.6	Consent of Collarini Associates
23.7	Consent of William M. Cobb & Associates, Inc.
99.1	Collarini Associates Forecast of Production and Reserves at January 1, 2013
99.2	Field Experience from a Biotechnology Approach to Water Flood Improvement, SPE 144205-PP
99.3	Collarini Associates Forecast of Production and Reserves at January 1, 2014
99.4	William M. Cobb & Associates, Inc. reserve engineer report at January 1, 2014
99.5	Excerpts from Registrant’s Amendment No. 4 (File No. 333-193387) to Form S-4 filed with the Commission on April 9, 2014
99.6	Glori Energy Inc. Press Release dated April 14, 2014
99.7	Letter to Nasdaq OMX Group dated March 26, 2014

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Glori Energy Inc.

Date: April 17, 2014	By:	/s/ Stuart Page
Name: Stuart Page
Title: Chief Executive Officer

Exhibit Number	Description
2.1	Merger and Share Exchange Agreement, dated January 8, 2014, by and among Infinity Cross Border Acquisition Corporation, Glori Acquisition Corp., Glori Merger Subsidiary, Inc., Infinity-C.S.V.C. Management Ltd. in its capacity as the INXB Representative and Glori Energy Inc.
2.2	First Amendment to the Merger and Share Exchange Agreement, dated February 20, 2014, by and among Infinity Cross Border Acquisition Corporation, Glori Acquisition Corp., Glori Merger Subsidiary, Inc., Infinity-C.S.V.C. Management Ltd. in its capacity as the INXB Representative and Glori Energy Inc.
2.3	Second Amendment to the Merger and Share Exchange Agreement, dated March 20, 2014, by and among Infinity Cross Border Acquisition Corporation, Glori Acquisition Corp., Glori Merger Subsidiary, Inc., Infinity-C.S.V.C. Management Ltd. in its capacity as the INXB Representative and Glori Energy Inc.
3.1	Certificate of Incorporation of Glori Acquisition Corp.
3.2	Bylaws of Glori Acquisition Corp.
3.3	Form of Amended and Restated Certificate of Incorporation of Glori Energy, Inc.
3.4	Amended and Restated By laws of Glori Energy Inc.
4.1	Form of Registration Rights Agreement by and among Glori Acquisition Corp. and each of the signatories thereto
4.2	Form of Registration Rights Agreement by and among Infinity Cross Border Acquisition Corporation, Glori Acquisition Corp. and each of the buyers thereto
4.3	Form of Lock-Up Agreement by and among Glori Acquisition Corp., Glori Energy Inc., Infinity-C.S.V.C. Management Ltd. in its capacity as the INXB Representative and each of the signatories thereto
4.4	Form of Amendment No. 1 to Warrant Agreement between Infinity Cross Border Acquisition Corp. and Continental Stock Transfer & Trust Company
10.1	Share Purchase Agreement, dated January 7, 2014, by and among Infinity Cross Border Acquisition Corporation, Glori Acquisition Corp. and each of the buyers thereto
10.2	Form of Employment Agreement by and between Stuart M. Page and Glori Acquisition Corp.
10.3	Form of Employment Agreement by and between Victor M. Perez and Glori Acquisition Corp.
10.4	Form of Employment Agreement by and between William M. Bierhaus II and Glori Acquisition Corp.
10.5	Agency Representation Agreement, effective December 31, 2013, by and among Glori Energy, Inc. and Petro-King Oilfield Technology LTD
10.6	Loan and Security Agreement, dated as of June 11, 2012, by and among Glori Energy Inc., Glori California Inc., Glori Holdings Inc., Glori Oil (Argentina) Limited and Hercules Technology Growth Capital, Inc.
10.7	Amendment No. 1 to Loan and Security Agreement, dated June 27, 2013, by and among Glori Energy Inc., Glori California Inc., Glori Holdings Inc., Glori Oil (Argentina) Limited and Hercules Technology Growth Capital, Inc.
10.8	Warrant Agreement, dated June 11, 2012, by and among Glori Energy Inc. and Hercules Technology Growth Capital, Inc.
10.9	Convertible Note Purchase Agreement, dated May 31, 2011, by and among Glori Energy Inc. and Energy Technology Ventures, LLC
10.10	Series C Preferred Stock Purchase Agreement, dated December 30, 2011, by and among Glori Energy Inc. and the purchasers thereto
10.11	Series C-1 Preferred Stock and Warrant Purchase Agreement, dated April 30, 2013, by and among Glori Energy Inc. and the purchasers thereto
10.12	Series C-2 Preferred Stock and Warrant Purchase Agreement, dated March 14, 2014, by and among Glori Energy Inc. and the purchasers thereto
10.13	Note Purchase Agreement dated March 14, 2014, by and among Glori Energy Production Inc. and the purchasers thereto
10.14	Second Lien Secured Term Note, dated March 13, 2014, by Glori Energy Inc. to E.W. Holdings Inc.
10.15	Amendment and Assumption Agreement to the Glori Oil Limited 2006 Stock Option and Grant Plant dated April 14, 2014
10.16	Form at Indemnification Agreement
10.17	Form of Director Agreement
10.18	Form of Termination and Release Agreement
21.1	List of Subsidiaries

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23.5	Consent of Collarini Associates
23.6	Consent of Collarini Associates
23.7	Consent of William M. Cobb & Associates, Inc.
99.1	Collarini Associates Forecast of Production and Reserves at January 1, 2013
99.2	Field Experience from a Biotechnology Approach to Water Flood Improvement, SPE 144205-PP
99.3	Collarini Associates Forecast of Production and Reserves at January 1, 2014
99.4	William M. Cobb & Associates, Inc. reserve engineer report at January 1, 2014
99.5	Excerpts from Registrant’s Amendment No. 4 (File No. 333-193387) to Form S-4 filed with the Commission on April 9, 2014
99.6	Glori Energy Inc. Press Release dated April 14, 2014
99.7	Letter to Nasdaq OMX Group dated March 26, 2014

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